Exhibit 99.1

True Religion to Be Acquired by TowerBrook Capital Partners

True Religion Shareholders to Receive $32 Per Share In Cash

Transaction Valued at Approximately $835 Million

Strengthens TRLG’s Commitment to Innovative, Trend-setting Products

VERNON, Calif.— (BUSINESS WIRE)— May 10, 2013— True Religion Apparel, Inc. (Nasdaq: TRLG) today announced that it has entered into a definitive merger agreement with TowerBrook Capital Partners L.P. (“TowerBrook”), the New York and London-based investment management firm, in a transaction valued at approximately $835 million.

Under the terms of the merger agreement, TowerBrook will acquire all of the outstanding shares of True Religion common stock for $32.00 per share in cash. This represents a premium of approximately 52% to True Religion’s share price on October 9, 2012, the day before the Company announced that it had begun to explore strategic alternatives. The Board of Directors of True Religion unanimously approved the merger agreement and recommends that True Religion shareholders vote in favor of the transaction.

Seth Johnson, Lead Director of True Religion said, “After a thorough review of strategic alternatives to enhance shareholder value, we are pleased to reach this agreement, which provides our shareholders with immediate and substantial cash value representing a significant premium. The Special Committee has engaged in a thorough review of the state of the business, its outlook and opportunities. Having considered alternatives over a seven month period, the Special Committee believes TowerBrook’s $32.00 per share cash offer for the Company is in the best interest of our shareholders.”

Lynne Koplin, Interim Chief Executive Officer and President of True Religion said, “I am pleased to announce this agreement as it offers significant value to our shareholders. TowerBrook’s investment is an important endorsement of the True Religion brand, its prospects and the hard work and commitment of our team. At this critical inflection point in our business, global growth and product development effort, TowerBrook’s support and experience will be a true differentiator. TowerBrook’s long-term approach toward investment and brand stewardship will best enable True Religion to maintain its leadership position in the marketplace. We are confident the next chapter for True Religion will be a successful one for our employees, customers and all other stakeholders.”

Andrew Rolfe, Managing Director of TowerBrook commented, “True Religion is an established, high-end brand with a strong retail network and a loyal following. We are excited to combine our retail and apparel expertise with Lynne and the True Religion team to help the company with brand building and international opportunities.”

TowerBrook has significant experience in the consumer retail and luxury space and has made control-oriented investments in companies such as Jimmy Choo, Odlo, BevMo! and Phase Eight.

The merger is subject to approval from True Religion’s shareholders, regulatory approvals and other customary closing conditions. The transaction is expected to close in the third quarter of 2013.

Guggenheim Securities, LLC is serving as financial advisor and Greenberg Traurig, LLP is serving as legal advisor to True Religion and the Special Committee of the Board. Akin Gump Strauss Hauer & Feld is legal advisor to the Company. Deutsche Bank, Jefferies and its affiliates, UBS Investment Bank and Macquarie Capital have provided committed financing to TowerBrook in support of the transaction. Deutsche Bank, Jefferies and UBS Investment Bank acted as financial advisors to TowerBrook, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About True Religion Apparel, Inc.

True Religion Apparel, Inc. is a growing, design-based jeans and jeans-related sportswear brand. The Company designs, manufactures and markets True Religion Apparel products, including its premium True Religion Brand Jeans. Its expanding product line, which includes high-quality, distinctive styling and fit in denim, sportswear, and licensed products, may be found in the Company’s branded retail and outlet stores as well as contemporary department stores and boutiques in 50 countries on six continents. As of March 31, 2013, the Company operated 124 stores in the U.S. and 31 international stores. For more information, please visit www.truereligionbrandjeans.com.

About TowerBrook Capital Partners

TowerBrook Capital Partners L.P. is an investment management firm with in excess of US$8 billion under management and a track record of creating value for investors. The firm is based in Europe and the USA and focuses on making investments in European and North American companies. TowerBrook primarily pursues control-oriented investments in large and middle market companies, partnering with highly capable management teams and seeking situations characterized by complexity.

Forward Looking Information

Statements contained herein that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2013 under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The Company’s stockholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the Company’s stockholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=140884&p=irol-irhome or by directing a request to: True Religion Apparel Inc., 2263 East Vernon Avenue, Vernon, California 90058, ATTN: Corporate Secretary, (323) 266-3072.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A. Source: True Religion Apparel, Inc.

True Religion Apparel, Inc.

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan/Alyssa Cass

212-355-4449

or

TowerBrook Capital Partners

Brunswick Group

Gemma Hart / Blake Sonnenshein, 212-333-3810

Source: True Religion Apparel, Inc.

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